Exhibit 15.2

Consent of Independent Registered Public Accounting firm

We consent to the incorporation by reference in the Registration Statement of KT Corporation on Form F-3 (No. 333-100251) of our report dated March 24, 2006 relating to our audits of the financial statements of KT Freetel Co., Ltd. appearing in the Annual Report on Form 20-F of KT Corporation for the year ended December 31, 2005, and to the reference to our firm under the heading “Experts” in the Registration Statement on Form F-3 of KT Corporation.

Deloitte Anjin LLC

June 26, 2006